Exhibit 99.1

Forex International Trading Corp. Announces Conference Call to Discuss Financials and Business Outlook

NEW YORK, August 30, 2011 (BUSINESS WIRE) - Forex International Trading Corp. (the "Company") (OTCBB: FXIT), announces conference call to discuss Financials and Business outlook.

The Company will host a conference call today to discuss its second quarter financials for fiscal 2011, as well as the Company’s business outlook for the remainder of the year. The call will take place after the close of the market on Tuesday August 30, 2011 at 4:15 p.m. (EDT) and will be open to all shareholders and interested parties. To submit a question to be answered during the call, please send all questions to Darren@4xint.com. In addition, participants will be allowed to ask questions on the call as well.

The conference call will be conducted by President and CEO, Darren Dunckel.

This conference call will be available by dialing +1 (312) 878-3074. The conference ID number is 555-864-886. The presentation will also be available online at https://www3.gotomeeting.com/join/555864886.

The company reported its second quarter 2011 financial results for the three and six months ended June 30, 2011. Total revenues for the three months ended June 30, 2011 were $3.93 million and for the six months ended June 30, 2011, $7.12 million. Net income for the three months ended June 30, 2011 was $264,416 and for the six months ended June 30, 2011 a loss of $163,348.

Selected financial information:

	Consolidated Quarter Ended 3/31/2011 UNAUDITED	Consolidated Quarter Ended 6/30/2011 UNAUDITED
Total Revenue	$3,192,465	$3,930,516
Gross Profit	$2,590,633	$3,038,965

Net Profit (Loss) before Taxes	$(404,637)	$365,354
Net Profit (Loss) per share – basic	$(0.01)	$0.01

About Forex International Trading Corp.

Headquartered in New York, NY, Forex International Trading Corp. operates an offshore advanced online trading platform for Forex markets to non U.S. residents. The Company focuses on providing individual and institutional investors with a platform for buying and selling currencies, precious metals and commodity futures. The company’s platforms allow self-directed, broker-assisted, and managed accounts. Through the platforms, customers have access to over 20 currencies and bullion deliveries. The Foreign Currency Market ("Forex" or "FX") is created by the global exchange of currencies. According to the Bank for International Settlements, the average daily turnover, or, volume in the Global FX market in April 2010 was $4 Trillion compared to only $1.2 Trillion in 2001 (Wall Street Journal, Sept. 1, 2010). Historically, access to the FX market was only available to governments, commercial banks, corporations, and other large financial institutions. The Company is now capitalizing on the growth of online currency trading through its state of the art web-based trading platforms.

For more information, please visit: http://www.forex-international-trading.com.

Forward-Looking Statements: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, whether Forex International Trading Corp. can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether Forex International Trading Corp. can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Forex International Trading Corp. does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

ITEM 1.  CONTACT:

Investor Relations:
Core Consulting Group
Paul DeRiso, 925-465-6088
paul@coreconsultingroup.com

2